Exhibit 99.1

                             Joint Filer Information

Date of Event Requiring Statement:     August 17, 2005
Issuer Name and Ticker or Trading      Nalco Holding Company (NLC)
Symbol:

Designated Filer:          Blackstone Management Associates IV L.L.C.

Other Joint Filers:        Blackstone Capital Partners IV L.P.,
                           Blackstone Family Investment Partnership
                           IV-A L.P., Blackstone Capital Partners IV-A L.P.

Addresses:                 The principal business address of each of
                           the Joint Filers above is c/o The
                           Blackstone Group, 345 Park Avenue, New
                           York, New York 10154

Signatures:                BLACKSTONE CAPITAL PARTNERS IV L.P.

                           By: Blackstone Management Associates IV L.L.C., its General Partner

                           By: /s/ Chinh E. Chu
                            Name:  Chinh E Chu
                            Title: Member

                           BLACKSTONE CAPITAL PARTNERS IV-A L.P.

                           By: Blackstone Management Associates IV L.L.C., its General Partner

                           By: /s/ Chinh E. Chu
                            Name:  Chinh E Chu
                            Title: Member

                           BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.

                           By: Blackstone Management Associates IV L.L.C., its General Partner

                           By: /s/ Chinh E. Chu
                            Name:  Chinh E Chu
                            Title: Member


                           By: /s/ Peter G. Peterson
                            Name:  Peter G. Peterson


                           By: /s/ Stephen A. Schwarzman
                             Name:  Stephen A. Schwarzman